POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that the undersigned, A. Robert Paratte (the "Filer"), hereby constitutes and appoints Tyler H. Rose and Heidi R. Roth, each as his true and lawful attorney-in-fact for and on behalf of the Filer and in his name, place and stead, in all cases with full power of substitution and resubstitution, in any and all capacities, to prepare, execute and submit the Filer's Application for EDGAR Access (Form ID), Passphrase Update Application and/or request to convert from paper only to electronic filer and submit such application and any other documents necessary or appropriate to obtain codes and passwords to the United States Securities and Exchange Commission (the "SEC"), and to obtain access codes to file on EDGAR. The undersigned further grants to each of Tyler H. Rose and Heidi R. Roth full power and authority to do and to perform each and every act and thing requisite and necessary to be done as any Filer itself might or could do, including but not limited to submission of electronic filings with the SEC, on behalf of the Filer, reports and/or notices as required by Section 16(a) of the Securities Exchange Act of 1934, Regulation D of the Securities Act of 1933 or any rule or regulation of the SEC; and, that the undersigned further grants to each of Tyler H. Rose and Heidi R. Roth full authority to act in any manner both proper and necessary to the exercise of the foregoing powers and the undersigned ratifies every act that the they may lawfully perform in exercising those powers.

    IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on this 12th day of February, 2020.

        /s/ A. Robert Paratte